Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Rothstein, Kass & Company, P.C., independent registered public accountants, hereby consents to the use of our name and use of our report of Independent Registered Public Accounting Firm dated February 8, 2007, for Trans World Corporation as filed with the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 being filed by the Company.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
April 25, 2007

Rothstein, Kass & Company, P.C.

4 Becker Farm Road

Roseland, NJ 07068

(973) 994-6666